    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1997.


                                                      REGISTRATION NO. 333-28987
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                                AMENDMENT NO. 3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                               AEHR TEST SYSTEMS
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                          3825                          94-2424084
   (State of incorporation)       (Primary Standard Industrial           (I.R.S. Employer
                                   Classification Code Number)        Identification Number)

                              1667 PLYMOUTH STREET
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 691-9400
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                                 GARY L. LARSON
             VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                               AEHR TEST SYSTEMS
                              1667 PLYMOUTH STREET
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 691-9400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

            MARIO M. ROSATI                        DENNIS C. SULLIVAN
          MICHAEL J. DANAHER                          DAVID A. HUBB
   WILSON SONSINI GOODRICH & ROSATI           GRAY CARY WARE & FREIDENRICH
       Professional Corporation                A Professional Corporation
          650 Page Mill Road                       400 Hamilton Avenue
   Palo Alto, California 94304-1050         Palo Alto, California 94301-1825
            (415) 493-9300                           (415) 328-6561

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE
                  AND THE UNDERWRITING AGREEMENT IS EXECUTED.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                              PROPOSED
                                                                             PROPOSED          MAXIMUM
                                                             AMOUNT           MAXIMUM         AGGREGATE        AMOUNT OF
                TITLE OF EACH CLASS OF                        TO BE       OFFERING PRICE      OFFERING       REGISTRATION
              SECURITIES TO BE REGISTERED                 REGISTERED(1)    PER SHARE(2)       PRICE(2)            FEE
Common Stock, $0.01 par value per share................     3,795,000         $11.00         $41,745,000        $12,650

(1) Includes 495,000 shares issuable upon exercise of an option granted by the Selling Shareholders to the Underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq listing fee.

                                                                                     AMOUNT TO
                                                                                      BE PAID
                                                                                    -----------
SEC registration fee..............................................................   $  12,650
NASD filing fee...................................................................       4,675
Nasdaq National Market listing fee................................................      33,739
Director and officer liability insurance..........................................     250,000
Printing and engraving expenses...................................................     125,000
Legal fees and expenses...........................................................     300,000
Accounting fees and expenses......................................................     140,000
Blue Sky fees and expenses........................................................      15,000
Transfer agent and registrar fees.................................................      10,000
Miscellaneous expenses............................................................       8,936
                                                                                    -----------
    Total.........................................................................   $ 900,000
                                                                                    -----------
                                                                                    -----------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 317 of the California Corporations Code allows for indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article IV of the Registrant's Restated Articles of Incorporation (Exhibit 3.1 hereto) and Article VI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent not prohibited by law.

    The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

    See also the undertakings set out in response to Item 17 herein.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Since May 31, 1994, Registrant has sold and issued the following securities which were not registered under the Act:

        (a) Since May 31, 1994, Registrant has granted stock options to employees and directors under its 1986 Incentive Stock Plan and 1996 Stock Option Plan covering an aggregate of 730,000 shares of Registrant's Common Stock, at exercise prices ranging from $3.00 to $6.00 per share.

        (b) Since May 1994, the Registrant issued and sold 1,000 shares of Common Stock to employees at $3.00 per share upon exercise of stock options pursuant to the Registrant's 1983 Incentive Stock Plan.

        (c) Since May 1994, the Registrant issued 1,958 shares of Common Stock to terminated employees at $4.00 per share representing their vested interest in the Employee Stock Bonus Plan.

    The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Act by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701.

    In all such transactions which relied upon the exemption set forth in
Section 4(2) of the Act, the recipients of securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions.

ITEM 16.  EXHIBITS AND CONSOLIDATED FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
  1.1* Form of Underwriting Agreement.

  3.1+ Restated Articles of Incorporation of Registrant.

  3.2+ Bylaws of Registrant.

  4.1++ Form of Common Stock certificate.

  5.1++ Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 10.1+ Amended 1986 Incentive Stock Plan and form of agreement thereunder.

 10.2++ 1996 Stock Option Plan (as amended and restated) and forms of Incentive
         Stock Option Agreement and Nonstatutory Stock Option Agreement thereunder.

 10.3++ 1997 Employee Stock Purchase Plan and form of subscription agreement thereunder.

 10.4++ Form of Indemnification Agreement entered into between Registrant and its directors and executive officers.

 10.5+ Capital Stock Purchase Agreement dated September 11, 1979 between
         Registrant and certain holders of Common Stock.

 10.6+ Capital Stock Investment Agreement dated April 12, 1984 between Registrant and certain holders of Common Stock.

 10.7+ Amendment dated September 17, 1985 to Capital Stock Purchase Agreement dated April 12, 1984 between Registrant and certain holders of Common
         Stock.

 10.8+ Amendment dated February 26, 1990 to Capital Stock Purchase Agreement dated April 12, 1984 between Registrant and certain holders of Common
         Stock.

 10.9+ Stock Purchase Agreement dated September 18, 1985 between Registrant and certain holders of Common Stock.

 10.10+ Common Stock Purchase Agreement dated February 26, 1990 between Registrant and certain holders of Common Stock.

 10.11+ Lease dated May 14, 1991 for facilities located at 1667 Plymouth Street,
         Mountain View, California.

 11.1++ Computations of Net Income (Loss) Per Share.

 21.1+ Subsidiaries of the Company.

 23.1++++ Consent of Independent Accountants.

 23.2++ Consent of Counsel (included in Exhibit 5.1).

 24.1+ Power of Attorney (see page II-4).

 27.1++ Financial Data Schedule.

------------------------


*   Filed herewith.


+ Filed with the Company's Registration Statement on Form S-1 filed June 11, 1997 (File No. 333-28987).

++   Filed with Amendment No. 1 to the Company's Registration Statement on Form
    S-1 filed July 17, 1997.


++++  Filed with Amendment No. 2 to the Company's Registration Statement on Form
    S-1 filed August 8, 1997.


    (B) CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

        SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements of the Registrant or notes thereto.

ITEM 17.  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing, as specified in the Underwriting Agreement, certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each Purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 13th day of August, 1997.


                                AEHR TEST SYSTEMS

                                By:             /s/ RHEA J. POSEDEL
                                     -----------------------------------------
                                                  Rhea J. Posedel
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                      CHAIRMAN
                                             OF THE BOARD OF DIRECTORS

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
     /s/ RHEA J. POSEDEL        President, Chief Executive     August 13, 1997
------------------------------  Officer and Chairman of the
       Rhea J. Posedel          Board of Directors
                                (Principal Executive
                                Officer)

      /s/ GARY L. LARSON        Vice President of Finance      August 13, 1997
------------------------------  and Chief Financial Officer
        Gary L. Larson          (Principal Financial and
                                Accounting Officer)

   /s/ WILLIAM W. R. ELDER*     Director                       August 13, 1997
------------------------------
     William W. R. Elder

     /s/ MARIO M. ROSATI*       Director                       August 13, 1997
------------------------------
       Mario M. Rosati

     /s/ DAVID TORRESDAL*       Director                       August 13, 1997
------------------------------
       David Torresdal

    /s/ KATSUJI TSUTSUMI*       Director                       August 13, 1997
------------------------------
       Katsuji Tsutsumi



*By:     /s/ RHEA J. POSEDEL
      -------------------------
           Rhea J. Posedel
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
  1.1* Form of Underwriting Agreement.

  3.1+ Restated Articles of Incorporation of Registrant.

  3.2+ Bylaws of Registrant.

  4.1++ Form of Common Stock certificate.

  5.1++ Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 10.1+ Amended 1986 Incentive Stock Plan and form of agreement thereunder.

 10.2++ 1996 Stock Option Plan (as amended and restated) and forms of Incentive
         Stock Option Agreement and Nonstatutory Stock Option Agreement thereunder.

 10.3++ 1997 Employee Stock Purchase Plan and form of subscription agreement thereunder.

 10.4++ Form of Indemnification Agreement entered into between Registrant and its directors and executive officers.

 10.5+ Capital Stock Purchase Agreement dated September 11, 1979 between
         Registrant and certain holders of Common Stock.

 10.6+ Capital Stock Investment Agreement dated April 12, 1984 between Registrant and certain holders of Common Stock.

 10.7+ Amendment dated September 17, 1985 to Capital Stock Purchase Agreement dated April 12, 1984 between Registrant and certain holders of Common
         Stock.

 10.8+ Amendment dated February 26, 1990 to Capital Stock Purchase Agreement dated April 12, 1984 between Registrant and certain holders of Common
         Stock.

 10.9+ Stock Purchase Agreement dated September 18, 1985 between Registrant and certain holders of Common Stock.

 10.10+ Common Stock Purchase Agreement dated February 26, 1990 between Registrant and certain holders of Common Stock.

 10.11+ Lease dated May 14, 1991 for facilities located at 1667 Plymouth Street,
         Mountain View, California.

 11.1++ Computations of Net Income (Loss) Per Share.

 21.1+ Subsidiaries of the Company.

 23.1++++ Consent of Independent Accountants.

 23.2++ Consent of Counsel (included in Exhibit 5.1).

 24.1+ Power of Attorney (see page II-4).

 27.1++ Financial Data Schedule.

------------------------


*   Filed herewith.


+ Filed with the Company's Registration Statement on Form S-1 filed June 11, 1997 (File No. 333-28987).

++   Filed with Amendment No. 1 to the Company's Registration Statement on Form
    S-1 filed July 17, 1997.


++++  Filed with Amendment No. 2 to the Company's Registration Statement on Form
    S-1 filed August 8, 1997.